                                                                     EXHIBIT 3.6

                                     BYLAWS

                                       OF

                   CIRCUIT SERVICES - W. R. HATCH CORPORATION

                                    ARTICLE I

                                     Offices

         Section 1.1 Name. The name of the Corporation is Circuit Services - W.
R. Hatch Corporation.

         Section 1.2 Principal Office. The principal office in the State of
Illinois shall be located in the State of Minnesota at 9805 Hamilton Road, Eden
Prairie, and its registered office in the State of Delaware, City of Wilmington,
County of New Castle, and the name of the resident agent in charge thereof is
The Corporation Trust Company.

         Section 1.3 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of
Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 2.1 Generally meetings of shareholders for any purpose may be held at such time and place within or without the State of Illinois as shall be stated in the notice of the meeting or in a duly-executed waiver of notice thereof.

         Section 2.2 Annual Meeting. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time-to-time by the Board of Directors and stated in the notice of meeting. The meeting shall be held for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting. If the election of directors shall not be held on the day designated for any Annual Meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of Stockholders as soon thereafter as convenient.

         Section 2.3 Place of Meeting. All meetings of stockholders for the election of directors shall be held in such place as may be fixed by the Board of Directors. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.4 Voting List. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order with the address of and the number of voting shares held by each, shall be prepared by the officer who has charge of the stock ledger of the Corporation. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of ten days prior to the election, at the place where said election is to be held, and the list shall be produced at the time and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

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         Section 2.5 Special Meeting. Special Meetings of Stockholders, for any
purpose or purposes, unless otherwise prescribed by statute or by the
Certificate of Incorporation, may be called by the Chairman of the Board, the
President and shall be called by the President or by the Secretary forthwith at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning one-third in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.
Such request shall state the purpose or purposes of the proposed meeting.
Business transacted at any special meeting shall be limited to the general purposes stated in the notice of the meeting.

         Section 2.6 Notice of Meetings. Notice, stating the place, day and hour of the meeting of stockholders, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days before the date of the meeting.

         Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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         Section 2.8 Voting. No action shall be taken at any stockholders'
meeting unless a majority of shares then issued and outstanding shall be voted in favor of such action. A stockholder shall have the right to cast his vote, either in person or by proxy duly authorized in writing, signed by the stockholder and filed with the Secretary at or before the meeting. A proxy shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary. The validity of every unrevoked proxy shall cease eleven months after the date of its execution, unless some other definite period of validity shall be expressly provided therein. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation, or unless a proxy of later date is filed with the Secretary at or before the meeting. Except where the transfer of books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors.

         Section 2.9 Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a fiduciary may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.

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         Section 2.10 Treasury Stock. The Corporation shall not vote directly or indirectly shares of its own capital stock which it holds in its treasury; and
such shares shall not be counted in determining the total number of outstanding shares.

         Section 2.11 Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the Certificate of
Incorporation, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                  ARTICLE III

                                    Directors

         Section 3.1 Powers. The business and affairs of the Corporation shall be directed by its Board of Directors which may exercise all such powers of the
Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 3.2 Number, Election and Term. The number of directors which shall constitute the whole Board shall be at least three (3) but no more than five (5). Election of directors need not be by ballot. The directors shall be elected at the Annual Meeting of Stockholders, except as provided in Section 3.3 of this Article, and each director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

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         Section 3.3 Number. The number of directors may be increased or decreased from time-to-time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or special meeting of shareholders.

         Section 3.4 Removal. Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

         Section 3.5 Vacancies. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs in the Board of Directors, caused by death, resignation, or removal for cause of any director, the vacancy may be filled by a vote of a majority of the directors then in office, though less than a quorum or by a sole remaining director or by the holders of a majority of the stock theretofore having voting power in respect of election of the director or directors whose death, resignation, or removal for cause creates such vacancy may choose a successor; and a director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

         Section 3.6 Compensation. Directors, as such, shall not receive any stated salary for their services unless voted by the stockholders; but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at

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each regular or special meeting of the Board of Directors. No provision of these
Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                         Meetings of Board of Directors

         Section 4.1 Regular Meetings. An Annual Meeting of the Board of
Directors shall be held each year, without other notice than this Bylaw, at the place of, and immediately following, the Annual Meeting of Stockholders; and
other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, or otherwise either within or without the State of Delaware.

         Section 4.2 Special Meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, or by the Vice Chairman of the
Board, if one has been named, or by the President and shall be called by the
Secretary, on the written request of two directors. The Chairman of the Board or the Vice Chairman of the Board, if one has been named, or the President so calling, or the director so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

         Section 4.3 Notice of Special Meeting. Notice of special meetings of the Board of Directors shall be given to each director, stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called and the business to

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be transacted at such meeting, at least twenty-four hours before the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 4.4 Quorum. At all meetings of the Board of Directors, a majority of the total number of directors provided for in Section 3.2 of Article
III shall be requisite for, and shall constitute, a quorum for the transaction of business, and the affirmative vote of a majority of the directors of the
Corporation shall be required in order to take any action. If, however, such quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 4.5 Action Without Meeting. Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, as provided in Article V of these Bylaws, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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         Section 4.6 Presiding Officer. The presiding officer at any meeting of the Board of Directors shall be the Chairman of the Board or, in his absence, the Vice Chairman of the Board, if one has been named or, in his absence, the
President or, in his absence, any director elected by vote of a majority of the directors present at such meeting.

         Section 4.7 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereof.

                                   ARTICLE V

                                     Notices

         Section 5.1 Notices. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the
Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.
Notice to directors may also be given by telegram or telephone.

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         Section 5.2 Written Wavier. Whenever any notice is required to be given under the provisions of statute, of the Certificate of Incorporation or of these
Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

                                   ARTICLE VI

                                    Officers

         Section 6.1 Officers. The officers of the Corporation shall be elected by the Board of Directors, and shall consist of the Chairman of the Board, a
Secretary, a Treasurer, and may also include a Vice Chairman of the Board, a
President and such Vice Presidents, Assistant Secretaries, Assistant Treasurers
and a Controller as the Board of Directors shall determine. The Board of
Directors may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any two or more offices, other than the offices of President and Secretary, may be held by the same person. Except as otherwise provided in the Bylaws none of the officers need be a director, a stockholder of the Corporation or a resident of the State of Delaware.

         Section 6.2 Election and Term of Office. The officers of the
Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the Annual Meeting of Stockholders or as soon thereafter as conveniently possible. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.

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         Section 6.3 Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such removal or resignation shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 6.4 Vacancies. Any vacancy occurring in any office of the
Corporation by death, resignation, removal or otherwise may be filled by the
Board of Directors for the unexpired portion of the term.

         Section 6.5 Salaries. The salaries, if any, of all officers of the
Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

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         Section 6.6 (a) Chairman of the Board. The Chairman of the Board of
Directors shall preside at all meetings of the stockholders and the Board of
Directors and shall perform such other duties as are incident to his office or are assigned to him by the Board of Directors from time to time.

                     (b) Vice Chairman of the Board. In the absence of the
Chairman of the Board, the Vice Chairman of the Board, if one has been named, shall preside at all meetings of the stockholders and the Board of Directors and shall have supervision of such matters as may be designated to him by the Board of Directors.

         Section 6.7 President. The President need not be a member of the Board of Directors. He shall be the Chief Executive Officer of the Corporation, and shall exercise general supervision over the affairs of and operation of the business of the Corporation. In the absence of both the Chairman of the Board and the Vice Chairman, if one has been named, he shall preside at all meetings of the stockholders and the Board of Directors and exercise the functions of the
Chairman of the Board. The President shall have such powers and shall perform such duties as are incident to his office or are assigned to him by the Board of
Directors from time to time.

         Section 6.8 Vice Presidents. Each Vice President, if such have been named, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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         Section 6.9 Secretary. The Secretary shall attend all sessions of the
Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors. He may sign on behalf of the Corporation such forms, reports or other documents as may be required to be filed by the Corporation with the jurisdictions in which the Corporation is qualified to do business, and with various governmental agencies. The Secretary shall also perform such other duties as may be prescribed by the Board of Directors or the President. He shall be sworn to the faithful discharge of his duty, and shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

         Section 6.10 Treasurer. The Treasurer shall conduct the financial activities of the Corporation. He shall supervise the receipt and disbursement of all cash and securities and shall deposit same in the name and to the credit of the Corporation in such depositories as he shall choose subject to such directions as the Board of Directors may from time to time provide. He shall keep full and complete records of all deposits so made in books belonging to the
Corporation, and he shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall keep or cause to be kept all books of account and accounting records of the Corporation, and shall prepare or have prepared appropriate financial statements for submission to the Board of Directors and stockholders. He shall perform other duties incident to his office or which are assigned to him by the
Board of

                                      -13-

Directors or the President from time-to-time. If required by the Board of
Directors, he shall give the Corporation a bond for the faithful performance of his duties and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all property under his control belonging to the Corporation in a sum and with such sureties as shall satisfy the Board of Directors.

         Section 6.11 Controller. The Controller, if one has been named, shall be the Chief Accounting Officer of the Corporation. He shall keep or cause to be kept all books of account and accounting records of the Corporation, and shall prepare or have prepared appropriate financial statements for submission to the
Board of Directors and stockholders. He shall perform other duties incident to his office or which are assigned to him by the Board of Directors or the
President from time-to-time.

         Section 6.12 Assistant Officers and Agents. The Board of Directors may
appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant
Controllers or agents, each of whom shall have such powers and perform such duties as may be assigned or delegated to them by the Board of Directors or
Chief Executive Officer from time-to-time.

         Section 6.13 Signature Authority. Unless the Board of Directors shall otherwise direct, the Chairman of the Board of the Corporation may sign and execute bonds, mortgages, and other contracts and obligations of the Corporation in the name of the Corporation. The President of the Corporation may sign and execute bonds,

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mortgages, and other contracts and obligations of the Corporation in the name of the Corporation, so long as such bond, mortgage, contract or obligation does not exceed $50,000 in cost or value to the Corporation. Any Vice President, if such has been named, of the Corporation, may sign and execute bonds, mortgages, and other contracts and obligations of the Corporation in the name of the
Corporation, so long as such bond, mortgage, contract or obligation does not exceed $10,000 in cost or value to the Corporation. Bonds, mortgages and other contracts and obligations may be signed with like effect by any other officer or employee of the Corporation so designated by the Board of Directors.

Section 6.14 Exercise of Rights as Stockholders. Unless otherwise ordered by the
Board of Directors, the President, the Secretary or a Vice President, if such has been named, thereunto duly authorized by the President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of
Directors, from time to time, may confer like powers upon any other person or persons.

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                                  ARTICLE VII

                              Contracts and Checks

         Section 7.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 7.2 Loans. No loans shall be contracted on behalf of the
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 7.3 Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the Treasurer, such officer or officers, or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

         Section 7.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

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                                  ARTICLE VIII

                    Certificates of Stock and Their Transfer

         Section 8.1 Certificates of Stock. Every holder of stock in the
Corporation shall be entitled to have a certificate certifying the number of shares owned by him. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or the Secretary, and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered and cancelled, except in the case of lost, destroyed or mutilated certificates.

         Section 8.2 Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation at the request of the holder of record thereof or of his attorney, lawfully constituted in writing and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

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         Section 8.3 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof except as otherwise provided by the laws of the State of Delaware.

         Section 8.4 Lost, Destroyed or Mutilated Certificates. In case of a lost, destroyed or mutilated certificate, a duplicate certificate may be issued to the person claiming the loss, destruction or mutilation, provided; (1) that the claimant furnishes an affidavit stating the facts of such loss, destruction or mutilation so far as known to him and further stating that the affidavit is made to induce the Corporation to issue a duplicate certificate; and, (2) that issuance of the duplicate certificate is approved by the Secretary upon receipt of a bond, with one or more sureties, in an amount to be determined by him, or that issuance of the said duplicate certificate is approved by the Board of
Directors upon such terms and conditions as it shall determine.

                                   ARTICLE IX

                                    Dividends

         Section 9.1 Declaration. Dividends upon the capital stock of the
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of
Incorporation.

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         Section 9.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                                  Miscellaneous

         Section 10.1 Fiscal Year. Unless otherwise fixed by the resolution of the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

         Section 10.2 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate
Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 10.3 Books. The books of the Corporation may be kept outside the State of Delaware, at the offices of the Corporation at Oak Brook, Illinois or at such other place or places as may be designated from time to time by the
Board of Directors.

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                                   ARTICLE XI

                                   Amendments

         These Bylaws may be altered, amended or repealed by the Board of
Directors at any of their regular or special meetings if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting.

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                                  ARTICLE XII

                    Indemnification of Directors and Officers

         The Corporation shall indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another
Corporation in which it owns shares of capital stock or of which it is a creditor and may indemnify any employee or former employee of the Corporation, in each case, to the fullest extent permitted by the Articles of Incorporation of the Corporation, the laws of the United States and the laws of the State of
Delaware.

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